              Exhibit 99.1

FOR IMMEDIATE RELEASE                                                         Contact:
Mike Van Handel
Manpower Inc.
+1.414.906.6305
michael.vanhandel@manpower.com

Manpower Reports 4th Quarter and Full Year 2009 Results

    MILWAUKEE, WI, USA, February 2, 2010 – Manpower Inc. (NYSE: MAN) today reported that net earnings per diluted share for the three months ended December 31, 2009 decreased to 37 cents from 97 cents in the prior year period.  Net earnings in the quarter decreased to $29.1 million from $76.0 million a year earlier.  Revenues for the fourth quarter totaled $4.4 billion, a decrease of 4 percent from the year earlier period, or a decrease of 12 percent in constant currency.

Included in the fourth quarter results is a $12.7 million ($9.0 million after tax, or 11 cents per diluted share) reorganization charge, primarily related to office closures and consolidations, and severance costs.  Net earnings in the fourth quarter were favorably impacted by 5 cents per diluted share, as foreign currencies were relatively stronger compared to the prior year period.

Jeffrey A. Joerres, Manpower Inc. Chairman and CEO, said, “We continue to see solid evidence of improving trends in nearly all geographies we operate in.  Each week that passes, we are more confident about the sustainability of the recovery.  The U.S. is experiencing the highest level of year-over-year growth trends.  As we look to the first quarter of 2010, we are anticipating positive year-over-year revenue growth for the company as a whole, which is the first time since the third quarter of 2008.

“We are anticipating the first quarter of 2010 diluted earnings per share to be a loss in the range of 5 cents to 15 cents, which includes an estimated favorable currency impact of 3 cents.”

Net earnings per diluted share for the year ended December 31, 2009 decreased to a loss of 12 cents from earnings of $2.58 per diluted share in 2008.  Net earnings were a loss of $9.2 million compared to earnings of $205.5 million in the prior year.  Revenues for the year were $16.0 billion, a decrease of 26 percent from the prior year, or 21 percent in constant currency.

Earnings per diluted share for the full year 2009 include a loss on the sale of an equity investment and goodwill impairment charge totaling 85 cents, a charge of 6 cents related to the repayment of our revolver borrowings and extinguishment of an interest rate swap, and reorganization charges totaling 31 cents.  Additionally, 2009 results were favorably impacted by 1 cent per diluted share due to changes in foreign currencies compared to the prior year.

Included in the full year 2008 results is the favorable impact of the business tax refund and recoverable payroll taxes in France totaling $0.91 per diluted share.  Also included is the goodwill and intangible asset impairment charge of $1.94 per diluted share, an increase in our legal reserve of 63 cents per diluted share and reorganization charges of 34 cents per diluted share.

During the fourth quarter, the company became aware that it had prematurely recognized revenue related to a workforce solutions contract in 2007, 2008 and the 9 month period ended September 30, 2009.  As a result, operating results have been restated for these periods, resulting in a reduction of revenues and operating profit of $14.2 million, $15.7 million and $9.7 million, respectively and diluted earnings per share of 13 cents, 17 cents and 12 cents, respectively.  Further information regarding this restatement can be found in the company’s Form 8-K filing dated February 2, 2010.

In conjunction with its fourth quarter earnings release, Manpower will broadcast its conference call live over the Internet on February 2, 2010 at 7:30 a.m. CST (8:30 a.m. EST).  Interested parties are invited to listen to the webcast and view the presentation by logging on to http://investor.manpower.com.

Supplemental financial information referenced in the conference call can be found at http://investor.manpower.com.

About Manpower Inc.
Manpower Inc. (NYSE: MAN) is a world leader in the employment services industry; creating and delivering services that enable clients to win in the changing world of work. With more than 60 years of experience, the company offers employers a range of services for the entire employment and business cycle including permanent, temporary and contract recruitment; employee assessment and selection; training; outplacement; outsourcing and consulting. Manpower's worldwide network of 4,000 offices in 82 countries and territories enables the company to meet the needs of 400,000 clients per year, including small and medium size enterprises in all industry sectors, as well as the world's largest multinational corporations. The focus of Manpower’s work is on raising productivity through improved quality, efficiency and cost-reduction across the total workforce, enabling clients to concentrate on their core business activities. Manpower Inc. operates under five brands:  Manpower, Manpower Professional, Elan, Jefferson Wells and Right Management. More information on Manpower Inc. is available at www.manpower.com.

Forward-Looking Statements
This news release contains statements, including earnings projections, that are forward-looking in nature and, accordingly, are subject to risks and uncertainties regarding the Company’s expected future results. The Company’s actual results may differ materially from those described or contemplated in the forward-looking statements. Factors that may cause the Company’s actual results to differ materially from those contained in the forward-looking statements can be found in the Company’s reports filed with the SEC, including the information under the heading ‘Risk Factors’ in its Annual Report on Form 10-K for the year ended December 31, 2008, which information is incorporated herein by reference.

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Manpower Inc.
Results of Operations
(In millions, except per share data)

	Three Months Ended December 31
			% Variance
			Amount	Constant
	2009	2008	Reported	Currency
	(Unaudited)
Revenues from services (a) (b)	$4,412.6	$4,589.6	-3.9%	-11.6%
Cost of services	3,656.5	3,639.2	0.5%	-7.7%
Gross profit	756.1	950.4	-20.5%	-26.7%
Selling and administrative expenses	713.3	804.8	-11.4%	-18.0%
Operating profit	42.8	145.6	-70.6%	-74.7%
Interest and other expenses	12.6	12.3	2.4%
Earnings before income taxes	30.2	133.3	-77.3%	-82.7%
Provision for income taxes	1.1	57.3	-98.0%
Net earnings	$29.1	$76.0	-61.8%	-70.8%
Net earnings per share - basic	$0.37	$0.98	-62.2%
Net earnings per share - diluted	$0.37	$0.97	-61.9%	-89.6%
Weighted average shares - basic	78.5	77.8	0.9%
Weighted average shares - diluted	79.7	78.0	2.1%

(a) Revenues from services include fees received from our franchise offices of $5.7 million and $7.3 million for the three months ended December 31, 2009 and 2008, respectively. These fees areprimarily based on revenues generated by the franchise offices, which were $213.4 million and $236.5 million for the three months ended December 31, 2009 and 2008, respectively.

(b) During the fourth quarter of 2009, we determined that our Other EMEA reportable segment prematurely recognized revenues related to a workforce solutions contract. These revenues were recorded on a cash-basis rather than being deferred and earned over the four-year performance period following the month the services were performed. Accordingly, we have restated our annual and quarterly financial results for 2007, 2008, and the nine months ended September 30, 2009. The impact on the fourth quarter of 2008 was a $3.3 million reduction of revenues and operating profit and a $0.04 reduction in net earnings per diluted share. This restatement has no impact on cash flows and only impacts the timing of when revenues are earned, as total revenues for the contract are expected to remain unchanged.

Manpower Inc.
Operating Unit Results
(In millions)

	Three Months Ended December 31
			% Variance
			Amount	Constant
	2009	2008	Reported	Currency
	(Unaudited)
Revenues from Services: (a)
Americas:
United States (c)	$435.8	$462.5	-5.8%	-5.8%
Other Americas	283.9	259.9	9.2%	6.2%
	719.7	722.4	-0.4%	-1.5%

France	1,304.4	1,351.4	-3.5%	-13.8%
EMEA:
Italy	269.3	301.2	-10.6%	-20.3%
Other EMEA (b)	1,477.7	1,578.3	-6.4%	-14.2%
	1,747.0	1,879.5	-7.0%	-15.2%
Asia Pacific	468.7	449.1	4.3%	-6.3%
Right Management	129.6	123.6	4.8%	-1.5%
Jefferson Wells	43.2	63.6	-32.1%	-32.1%
	$4,412.6	$4,589.6	-3.9%	-11.6%
Operating Unit (Loss) Profit:
Americas:
United States (c)	$(5.0)	$(1.9)	N/A	N/A
Other Americas	5.9	4.0	49.3%	50.9%
	0.9	2.1	-55.8%	-52.8%

France	5.0	109.1	-95.4%	-95.9%
EMEA:
Italy	11.1	24.3	-54.7%	-59.8%
Other EMEA (b)	25.1	37.1	-32.2%	-39.3%
	36.2	61.4	-41.1%	-47.4%
Asia Pacific	6.9	(1.4)	N/A	N/A
Right Management	20.8	17.0	22.2%	15.7%
Jefferson Wells	(3.7)	(13.8)	N/A	N/A
	66.1	174.4
Corporate expenses	23.3	28.8
Operating profit	42.8	145.6	-70.6%	-74.7%
Interest and other expenses (d)	12.6	12.3
Earnings before income taxes	$30.2	$133.3

(a) Our segment reporting was realigned during the first quarter of 2009 due to a change in management structure. Other Americas and Asia Pacific, previously reported in Other Operations, are now separate reportable segments. The United States and Other Americas reportable segments are reported as Americas. The Italy and Other EMEA reportable segments are reported as EMEA. Historical amounts have been restated to conform to the current year presentation.

(b) During the fourth quarter of 2009, we determined that our Other EMEA reportable segment prematurely recognized revenues related to a workforce solutions contract. These revenues were recorded on a cash-basis rather than being deferred and earned over the four-year performance period following the month the services were performed. Accordingly, we have restated our annual and quarterly financial results for 2007, 2008, and the nine months ended September 30, 2009. The impact on the fourth quarter of 2008 was a $3.3 million reduction of revenues and operating unit profit. This restatement has no impact on cash flows and only impacts the timing of when revenues are earned, as total revenues for the contract are expected to remain unchanged.

(c) In the United States, revenues from services include fees received from our franchise offices of $3.1 million and $3.9 million for the three months ended December 31, 2009 and 2008, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $135.6 million and $143.5 million for the three months ended December 31, 2009 and 2008, respectively.

(d) The components of interest and other expenses were:
	2009	2008
Interest expense	$13.2	$15.0
Interest income	(2.4)	(5.6)
Foreign exchange gains	(0.1)	(0.8)
Miscellaneous expenses, net	1.9	3.7
	$12.6	$12.3

Manpower Inc.
Results of Operations
(In millions, except per share data)

	Year Ended December 31
			% Variance
			Amount	Constant
	2009	2008	Reported	Currency
	(Unaudited)
Revenues from services (a) (c)	$16,038.7	$21,537.1	-25.5%	-20.9%
Cost of services	13,220.5	17,450.2	-24.2%	-19.4%
Gross profit	2,818.2	4,086.9	-31.0%	-27.0%
Selling and administrative expenses	2,715.5	3,430.3	-20.8%	-16.1%
Goodwill and intangible asset impairment charges (b)	61.0	163.1	N/A	N/A
Selling and administrative expenses	2,776.5	3,593.4	-22.7%	-18.2%
Operating profit	41.7	493.5	-91.5%	-91.3%
Interest and other expenses	64.6	50.9	26.9%
(Loss) earnings before income taxes	(22.9)	442.6	N/A	N/A
Provision for income taxes	(13.7)	237.1	N/A
Net (loss) earnings	$(9.2)	$205.5	N/A	N/A
Net (loss) earnings per share - basic	$(0.12)	$2.61	N/A
Net (loss) earnings per share - diluted	$(0.12)	$2.58	N/A	N/A
Weighted average shares - basic	78.3	78.7	-0.5%
Weighted average shares - diluted	78.3	79.7	-1.7%

(a) Revenues from services include fees received from our franchise offices of $22.3 million and $30.9 million for the years ended December 31, 2009 and 2008, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $746.7 million and $1,148.1 million for the years ended December 31, 2009 and 2008, respectively.

(b) The goodwill impairment charge for the year ended December 31, 2009 relates to our investment in Jefferson Wells. The goodwill and intangible asset impairment charge for the year ended December 31, 2008 relates to our investment in Right Management. The impact on net earnings is $61.0 million and $154.6 million, or $0.78 and $1.94 per diluted share, for the years ended December 31, 2009 and 2008, respectively.

(c) During the fourth quarter of 2009, we determined that our Other EMEA reportable segment prematurely recognized revenues related to a workforce solutions contract. These revenues were recorded on a cash-basis rather than being deferred and earned over the four-year performance period following the month the services were performed. Accordingly, we have restated our annual and quarterly financial results for 2007, 2008, and the nine months ended September 30, 2009. The impact was a $15.7 million reduction of revenues and operating profit and a $0.17 reduction in net earnings per diluted share for the year ended 2008. The impact was a $9.7 million reduction of revenues and operating profit and a $0.12 reduction in net earnings per diluted share for the nine months ended 2009. This restatement has no impact on cash flows and only impacts the timing of when revenues are earned, as total revenues for the contract are expected to remain unchanged.

Manpower Inc.
Operating Unit Results
(In millions)

	Year Ended December 31
			% Variance
			Amount	Constant
	2009	2008	Reported	Currency
	(Unaudited)
Revenues from Services: (a)
Americas:
United States (c)	$1,593.7	$1,945.4	-18.1%	-18.1%
Other Americas	967.3	1,129.8	-14.4%	-3.1%
	2,561.0	3,075.2	-16.7%	-12.6%

France	4,675.5	6,935.6	-32.6%	-29.2%
EMEA:
Italy	950.8	1,519.5	-37.4%	-34.2%
Other EMEA (b)	5,371.7	7,422.0	-27.6%	-19.2%
	6,322.5	8,941.5	-29.3%	-21.7%
Asia Pacific	1,728.0	1,841.6	-6.2%	-9.2%
Right Management	559.4	452.2	23.7%	28.5%
Jefferson Wells	192.3	291.0	-33.9%	-33.9%
	$16,038.7	$21,537.1	-25.5%	-20.9%

Operating Unit (Loss) Profit:
Americas:
United States (c)	$(26.2)	$32.2	N/A	N/A
Other Americas	20.1	25.9	-22.4%	-10.7%
	(6.1)	58.1	N/A	N/A

France	20.8	299.0	-93.0%	-92.6%
EMEA:
Italy	27.9	120.3	-76.8%	-76.5%
Other EMEA (b)	29.4	233.8	-87.4%	-88.6%
	57.3	354.1	-83.8%	-84.5%
Asia Pacific	26.5	29.2	-9.3%	-19.9%
Right Management	113.4	44.7	153.6%	158.8%
Jefferson Wells	(22.0)	(19.6)	N/A	N/A
	189.9	765.5
Corporate expenses	87.2	108.9
Goodwill and intangible asset impairment charges	61.0	163.1
Operating profit	41.7	493.5	-91.5%	-91.3%
Interest and other expenses (d)	64.6	50.9
(Loss) earnings before income taxes	$(22.9)	$442.6

(a) Our segment reporting was realigned during the first quarter of 2009 due to a change in management structure. Other Americas and Asia Pacific, previously reported in Other Operations, are now separate reportable segments. The United States and Other Americas reportable segments are reported as Americas. The Italy and Other EMEA reportable segments are reported as EMEA. Historical amounts have been restated to conform to the current year presentation.

(b) During the fourth quarter of 2009, we determined that our Other EMEA reportable segment prematurely recognized revenues related to a workforce solutions contract. These revenues were recorded on a cash-basis rather than being deferred and earned over the four-year performance period following the month the services were performed. Accordingly, we have restated our annual and quarterly financial results for 2007, 2008, and the nine months ended September 30, 2009. The impact was a $15.7 million reduction of revenues and operating unit profit for the year ended 2008. The impact was a $9.7 million reduction of revenues and operating unit profit for the nine months ended 2009. This restatement has no impact on cash flows and only impacts the timing of when revenues are earned, as total revenues for the contract are expected to remain unchanged.

(c) In the United States, revenues from services include fees received from our franchise offices of $10.5 million and $17.7 million for the years ended December 31, 2009 and 2008, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $459.3 million and $746.2 million for the years ended December 31, 2009 and 2008, respectively.

(d) The components of interest and other expenses were:
	2009	2008
Interest expense	$61.7	$63.9
Interest income	(11.7)	(22.1)
Foreign exchange loss (gain)	0.8	(2.9)
Miscellaneous expenses, net	3.5	12.0
Loss from sale of an equity investment	10.3	-
	$64.6	$50.9

Manpower Inc.
Consolidated Balance Sheets
(In millions)

	Dec. 31	Dec. 31
	2009	2008
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,014.6	$874.0
Accounts receivable, net	3,070.8	3,629.7
Prepaid expenses and other assets	179.6	119.9
Future income tax benefits	67.4	66.5
Total current assets	4,332.4	4,690.1
Other assets:
Goodwill and other intangible assets, net	1,357.5	1,388.1
Other assets	347.5	330.6
Total other assets	1,705.0	1,718.7
Property and equipment:
Land, buildings, leasehold improvements and equipment	703.6	744.0
Less: accumulated depreciation and amortization	527.2	530.6
Net property and equipment	176.4	213.4
Total assets	$6,213.8	$6,622.2
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$944.4	$896.3
Employee compensation payable	187.8	213.2
Accrued liabilities	465.9	585.7
Accrued payroll taxes and insurance	572.0	617.5
Value added taxes payable	391.2	479.2
Short-term borrowings and currentmaturities of long-term debt	41.7	115.6
Total current liabilities	2,603.0	2,907.5
Other liabilities:
Long-term debt	715.6	837.3
Other long-term liabilities	358.7	418.0
Total other liabilities	1,074.3	1,255.3
Shareholders' equity:
Common stock	1.0	1.0
Capital in excess of par value	2,544.2	2,514.8
Retained earnings	1,109.6	1,176.8
Accumulated other comprehensive income (loss)	106.9	(8.9)
Treasury stock, at cost	(1,225.2)	(1,224.3)
Total shareholders' equity	2,536.5	2,459.4
Total liabilities and shareholders' equity	$6,213.8	$6,622.2

Manpower Inc.
Consolidated Statements of Cash Flows
(In millions)

	Year Ended
	Dec. 31
	2009	2008
	(Unaudited)
Cash Flows from Operating Activities:
Net (loss) earnings	$(9.2)	$205.5
Adjustments to reconcile net (loss) earnings to net cash provided by operating activities:
Depreciation and amortization	97.2	107.1
Non-cash goodwill and intangible asset impairment	61.0	163.1
Deferred income taxes	(24.7)	(32.0)
Provision for doubtful accounts	27.8	23.4
Loss from sale of an equity investment	10.3	-
Share-based compensation	17.5	21.1
Excess tax benefit on exercise of stock options	(0.5)	(0.5)
Changes in operating assets and liabilities, excluding the impact of acquisitions:
Accounts receivable	663.6	575.0
Other assets	(71.5)	2.9
Other liabilities	(357.2)	(273.6)
Cash provided by operating activities	414.3	792.0
Cash Flows from Investing Activities:
Capital expenditures	(35.1)	(93.1)
Acquisitions of businesses, net of cash acquired	(21.6)	(242.0)
Proceeds from the sale of an equity investment	13.3	-
Proceeds from the sale of property and equipment	3.6	5.9
Cash used in investing activities	(39.8)	(329.2)
Cash Flows from Financing Activities:
Net change in short-term borrowings	(14.6)	16.0
Proceeds from long-term debt	146.5	233.7
Repayments of long-term debt	(359.3)	(170.7)
Proceeds from share-based awards	14.2	12.2
Excess tax benefit on exercise of stock options	0.5	0.5
Repurchases of common stock	-	(125.4)
Dividends paid	(58.0)	(58.1)
Cash used in financing activities	(270.7)	(91.8)
Effect of exchange rate changes on cash	36.8	(34.5)
Change in cash and cash equivalents	140.6	336.5
Cash and cash equivalents, beginning of period	874.0	537.5
Cash and cash equivalents, end of period	$1,014.6	$874.0